Exhibit 3.25

Filed in Office of

NM State Corporation Commission

Nov – 3 1999

Corporation Department

ARTICLES OF INCORPORTATION

OF

GIANT PIPELINE COMPANY

The undersigned, acting as incorporator of a corporation under the New Mexico Business Corporation Act, adopts the following Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation will be “GIANT PIPELINE COMPANY”.

ARTICLE II

The period of duration is perpetual.

ARTICLE III

The purpose for which the corporation is organized are: The transportation of liquid hydrocarbon products and any lawful business for which corporations may be incorporated under the New Mexico Business Corporation Act.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue will be 500,000 share of Common.

ARTICLE V

Preemptive rights on any stock or security in any manner whatsoever are allowed.

ARTICLE VI

The name of its initial registered agent is : CT Corporation System and the street address, city and zip code of it initial registered office in New Mexico is: 123 E. Marcy Street, Santa Fe, NM 87501

Received Nov – 3 1999

NM ST CORP COMM CORPORATION DEPT

ARTICLE VII

The number constituting the initial board of directors is 3 and the names and addresses of the persons who have consented to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

NAME	ADDRESS
James E. Acridge	23733 N. Scottsdale Rd.
Scottsdale, Arizona 85255

Fredric L. Holliger	23733 N. Scottsdale Rd.
Scottsdale, Arizona 85255

Morgan M. Gust	23733 N. Scottsdale Rd.
Scottsdale, Arizona 85255

ARTICLE VIII

The name and address of the incorporator is:

NAME	ADDRESS
Kim H. Bullerdick	23733 N. Scottsdale Rd.
Scottsdale, Arizona 85255

Dated: November 2, 1999

/s/ Kim H. Bullerdick
Kim H. Bullerdick

824     0704

ARTICLES OF INCORPORATION OF

GIANT PIPELINE PAGE 2

SUBMIT ORIGINAL AND A COPY	NOV 14 2007
TYPE OR PRING LEGIBLY BUREAU	CORPORATIONS
3339199

Profit Corporation

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of the New Mexico Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

ARTICLE ONE: The name of the company is (include NMPRC#): GIANT PIPELINE COMPANY #2039824

ARTICLE TWO: The following articles are amended as set forth here (identify by article number and attach pages if necessary):

The name of the Corporation is changed to Western Refining Pipeline Company. Article I of the Articles of Incorporation of the Corporation is deleted in its entirety and the following is substituted in place thereof:

“ARTICLE I

    Name

The name of the corporation will be Western Refining Pipeline Company.”

ARTICLE THREE; (Select the applicable statement, and complete accordingly)

☐ No shares have been issued, and the amendment was adopted by a resolution of the board of directors. The date the amendment adopted was                             .

☒ Shares have been issued, and the amendment was adopted by a majority vote of the shareholders entitled to vote.

The number of shares issued at the time of such adoption was 1,000.

The number of shares entitled to vote was 1,000.

The number of shares that voted for the amendment was 1,000.

The number of shares that voted against the amendment was -0-.

The date the amendment was adopted was November 9, 2007.

ARTICLE FOUR (Complete only if applicable): The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows:

ARTICLE FIVE: If these articles of Amendment are not to be effective upon filing with the commission, the effective date is: (effective date may not be more than 30 days subsequent to the date articles are received by the commission)

Dated: November 9, 2007		Giant Pipeline Company
Name of Corporation

	By	/s/ Scott Weaver, Chief Administrative Officer
Signature of Authorized Officer
Scott Weaver, Chief Administrative Officer

Form DPR-AM

(revised 7/03)

NM005- 01/10/2003 C T System Online

Received
Nov 14 2007
NM PUBLIC REG COMM
CORPORATION BUREAU